UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 15th Floor, New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(646) 967-4459
Registrant’s telephone number, including area code

920 Crescent Blvd SW, Calgary, Alberta T2S1L5
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On April 26, 2013, Mr. Malcolm Albery resigned as President, Secretary, Treasurer Chief Executive Officer and Chief Financial Officer of the FuLuCai Productions Ltd. (the “Company”).   Mr. Albery currently remains a Director of the Company.

Mr. Albery did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On April 26, 2013, Mr. Robert Thayer was elected a director of the Company.

Appointment of Certain Officers:

On April 26, 2013, the Board of Directors appointed Robert Thayer as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

 Mr. Thayer, age 43, joined Federated Payments, Inc., a company providing the merchant services and support for small to midsize business merchants, in December, 2012.  On May 2005, Mr. Thayer was President of Social Media Ventures, Inc., formerly NetSky Holdings, Inc., where his duties included the daily management of its social networking sites, ISP subscribers and its other websites.

Previously, from June of 1999 to November of 2005, Mr. Thayer served as Vice President of Sales and Marketing for YourNetPlus. Mr. Thayer held this position for six years and worked closely with both the CEO and President of YourNetPlus. His focus with YourNetPlus was on the retail side, most specifically with the YourNetPlus VISP Program. Mr. Thayer’s duties included developing and managing new channels for VISP distribution, developing strategic alliances, business development, training new sales people, developing sales literature and working with YourNetPlus programmers for new VISP features.

Before YourNetPlus, Mr. Thayer served as Assistant Vice President of Omega Capital in New Jersey for six years. His responsibilities included office management, cold calling and developmental strategies for various marketing opportunities.

Mr. Thayer will be seeking additional acquisitions for the Company in order to build shareholder value.   It is expected that Mr. Thayer will be issued shares in relation to his appointment to the Board of Directors, however, it is not known at this time how many shares may be issued or when.    Any issuances of shares for services will have to comply with both the regulations of the Securities and Exchange Commission and the Alberta Securities Commission as the Company is a reporting issuer in both the U.S. and Canada.

Mr. Thayer is not presently a director or officer of any other reporting issuers.

Mr. Thayer has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. Other than as disclosed herein, there is no material plan, contract or arrangement (whether or not written) to which Mr. Thayer is a party or in which he participates that is entered into or a material amendment in connection with the Company’s appointment of Mr. Thayer, or any grant or award to Mr. Thayer or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Thayer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: May 1, 2013	By:	/s/ Robert Thayer
	Name:	Robert Thayer
`	Title:	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director